UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 21, 2014

SEAGATE TECHNOLOGY PUBLIC LIMITED
COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001-31560	98-0648577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

38/39 Fitzwilliam Square Dublin 2 Ireland	NA
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (353) (1) 234-3136

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2014, the Compensation Committee of the Board of Directors of Seagate Technology plc (the “Company”) approved a cash bonus opportunity for each of William D. Mosley, President, Operations and Technology, who has responsibility for our global hard drive, heads and media manufacturing operations, as well as global research and development; and Rocky Pimentel, President, Global Markets and Customers, who has responsibility for our global customer engagement, sales and sales operations, product line management, marketing and retail activities.

The bonus opportunity, which is in addition to the bonus which may be earned under the Executive Officer Performance Bonus Plan (the “EOPB”), is up to 25% of each executive’s annual base salary. The payout will be based on the level of funding of the EOPB for the Company’s 2014 fiscal year, up to target, as well as the achievement of individual goals tied to strategic objectives for each executive’s organization during the 2014 fiscal year. For Mr. Mosley, these goals relate to overseeing the development and improvement of certain new and existing technologies and implementing various operational strategies in the Company’s global manufacturing operations.  For Mr. Pimentel, these goals relate to pricing strategies, sales force development and focused strategies for the sales of the Company’s products in various markets.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

SEAGATE TECHNOLOGY PUBLIC LIMITED COMPANY

	By:	/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Date: January 23, 2014

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